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                                                                   EXHIBIT 10.10

                                    SUBLEASE

                             PORTION OF THIRD FLOOR

                   1900 NORFOLK STREET, SAN MATEO, CALIFORNIA

        THIS SUBLEASE ("Sublease"), dated April 23, 1999, for reference purposes only, is entered into by and between INKTOMI CORPORATION, a Delaware corporation ("Sublandlord"), and EPIPHANY MARKETING SOFTWARE, INC., a Delaware corporation ("Subtenant").

                                    RECITALS

        A. Sublandlord leases and is in possession of premises consisting of approximately 32,264 square feet of rentable area, as shown cross-hatched on the floor plan attached as Exhibit 1 to this Sublease (the "Premises") located on the third floor of the office building at 1900 South Norfolk Street, San Mateo, California (the "Building"), pursuant to that certain Office Lease dated July 31, 1997, as amended by the First Amendment to Office Lease dated July 16, 1998 and the Second Amendment to Office Lease dated as of January 31, 1999 (collectively, the "Master Lease"), between Sublandlord, as Lessee, and Norfolk Atrium, a California limited partnership, as Lessor ("Landlord").

        B. Sublandlord desires to sublease the Premises to Subtenant, and Subtenant desires to sublease the Premises from Sublandlord, upon the terms and conditions provided for herein.

        C. Under Addendum 1 to the Master Lease, effective March 1, 2000, the Premises demised to Sublandlord shall be expanded to include additional space commonly known as Suite 115 (the "Additional Space") in the Building. The Additional Space is not subject to this Sublease. References herein to "Premises" shall mean only the Premises shown on Exhibit 1 to this Sublease.

        D. Capitalized terms used in this Sublease which are not otherwise defined herein shall have the same meanings given them in the Master Lease.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

                                    AGREEMENT

        1.     DEMISE AND USE.

               (a) Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hereby takes and hires the Premises from Sublandlord, on and subject to the terms, covenants and conditions set forth in this Sublease. Subtenant shall have the right, appurtenant to the demise of the Premises, to the use of 113 non-exclusive parking spaces in the parking lot serving the Building, but only to the extent the same are provided by Landlord pursuant to the Master Lease.


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               (b) Under the Master Lease the Premises are to be used solely for general office use. Subtenant represents and warrants to Sublandlord that its proposed use of the Premises conforms to the use restrictions embodied in the Master Lease.

        2.     TERM.

               (a) Subject to Paragraph 2(e) below, the term of this Sublease (the "Sublease Term") shall commence on the date (the "Commencement Date") which is the later of (i) September 1, 1999, and (ii) the date on which all the following have occurred: (A) Landlord has given its consent to this Sublease;
(B) Sublandlord has vacated the Premises and delivered possession of the Premises to Subtenant in the condition required by this Sublease; and (C) Subtenant's Early Possession Period, as described in Paragraph 2(d), has expired. Sublandlord shall use commercially reasonable efforts to cause the Commencement Date to occur by September 1, 1999.

               (b) The parties anticipate that the Commencement Date will occur on or about September 1, 1999. However, if for any reason the Commencement Date does not occur until after September 1, 1999, Sublandlord shall not be liable for such delay, nor shall such delay in the Commencement Date affect the validity of this Sublease or the obligations of Subtenant hereunder (except as hereinafter provided) or extend the Sublease Term. Notwithstanding the foregoing: (i) if Subtenant's Early Possession Period does not occur by September 1, 1999, the date Subtenant is otherwise obliged to commence payment of Rent shall be delayed by one day for each day that the commencement of Subtenant's Early Possession Period is delayed beyond September 1, 1999; and
(ii) if Subtenant's Early Possession Period does not occur by September 15, 1999, Subtenant shall have the right to terminate this Sublease by delivering written notice thereof to Sublandlord. Unless exercised prior thereto, Subtenant's right of termination hereunder shall expire upon the delivery of the Premises to Subtenant. Sublandlord shall keep Subtenant informed regarding the status of construction of Sublandlord's new facility and the anticipated timing for Sublandlord's vacation of the Premises.

               (c) The Sublease Term shall end on the earliest of: (i) October 31, 2003; (ii) the date on which the Master Lease terminates for any cause whatsoever; or (iii) the date of earlier termination of this Sublease as provided herein.

               (d) After Sublandlord has obtained Landlord's consent to this Sublease and Sublandlord has vacated the Premises, Sublandlord shall tender possession of the Premises to Subtenant for a period of fourteen (14) days preceding the Commencement Date (the "Early Possession Period"). All terms covenants and conditions of this Sublease shall apply during the Early Possession Period except that Subtenant shall be not be required to pay any Rent. The Early Possession Period is intended to allow Subtenant to ready the Premises for its use (subject to first obtaining all required consents and approvals) and shall not advance the scheduled expiration of the Sublease Term.



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               (e) If Sublandlord is prepared to vacate and deliver the Premises for commencement of the Early Possession Period prior to August 16, 1999, Sublandlord shall so notify Subtenant. In such case, Subtenant shall have the right, but not the obligation, to accept delivery and start the Early Possession Period early. In such case, the Commencement Date shall be the fifteenth (15th) day after the start of the Early Possession Period. The advancement of the Commencement Date under this Paragraph 2(e) shall not alter the expiration of the Sublease Term under Paragraph 2(c).

        3. RENT. Subtenant shall pay rent for the Premises consisting of basic rental ("Basic Rent") plus additional rental ("Additional Rent"), all as provided below. Basic Rent, Additional Rent, and any other charges due under this Sublease are referred to collectively as "Rent."

               (a) Beginning on the Rent Commencement Date and continuing on or before the first day of each succeeding month, Subtenant shall pay to Sublandlord in advance, and without deduction or offset, monthly Basic Rent as follows:


                 PERIOD                                      BASIC RENT
--------------------------------------------------    -----------------------
Commencement Date to the date immediately               $103,890.08 per month
preceding the first anniversary of the
Commencement Date

First anniversary of the Commencement Date              $107,006.78 per month
through the date immediately preceding the second anniversary of the Commencement Date

Second anniversary of the Commencement Date             $110,216.99 per month
through the date immediately preceding the third anniversary of the Commencement Date

Third anniversary of the Commencement Date              $113,523.50 per month
through October 31, 2003


               (b) Beginning on the first anniversary of the Commencement Date and continuing for the remainder of the Sublease Term, Subtenant also shall pay, as Additional Rent, all Excess Expenses attributable to the Premises. For this purpose, "Excess Expenses" shall mean all amounts payable as Project Taxes and Operating Expenses in respect of the Premises under Article 7(b) of the Master Lease in excess of the amount thereof Sublandlord is obligated to pay for the first twelve (12) months of the Sublease Term (the "Base Sublease Expenses"). The Base Sublease Expenses shall be determined as follows: (i) the total Project Taxes and Operating Expenses under Article 7(b) of the Master Lease for the calendar year 1999 shall be multiplied by a fraction, the numerator of which is the number of days of the Sublease Term falling within the calendar year 1999, and the denominator of which is 365; (ii) the total Project Taxes and Operating Expenses under Article 7(b) of the Master


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Lease for the calendar year 2000 shall be multiplied by a fraction, the numerator of which is the number of days elapsed from January 1, 2000 to the date immediately preceding the first anniversary of the Commencement Date, and the denominator of which is 365; and (iii) the sum of the products achieved under clauses (i) and (ii) shall be the Base Sublease Expenses.

               (c) Where items of Additional Rent due under the Master Lease are payable on a monthly basis, Additional Rent shall be paid to Sublandlord as and when Basic Rent is paid. Where items of Additional Rent are billed from time to time to Sublandlord by Landlord, such Additional Rent shall be paid by Subtenant to Sublandlord within fifteen (15) days after Subtenant's receipt of an invoice therefor. Where Additional Rent is payable on an estimated basis pursuant to the Master Lease, the Additional Rent due hereunder shall be adjusted between the parties (with appropriate reimbursements or additional payments) within twenty
(20) days after the actual Additional Rent due under the Master Lease has been determined and notice thereof has been delivered to Subtenant. All Rent shall be paid to Sublandlord at the address specified for Sublandlord below, or to such other person or to such other place as Sublandlord may from time to time designate in writing.

               (d) Sublandlord shall pay all Base Rent, Additional Rent and other monetary amounts required to be paid under the Master Lease (collectively, "Underlying Rent") on or before such amounts become due and payable thereunder. If Sublandlord fails to make any payment of Underlying Rent as and when required under the Master Lease, Subtenant shall have the right, but not the obligation, to make such payments on behalf of Sublandlord, in which event Subtenant shall have the right to offset any amounts so paid against Rent payable under this Sublease.

               (e) In the event of any casualty or condemnation affecting the Premises, Rent payable by Subtenant shall be abated as provided in Articles 21 and 24 of the Master Lease, as incorporated herein; provided, however, that such right to abatement of Rent (as distinguished from the amount of any such abatement) must be recognized by Landlord under the Master Lease.

        4.     SECURITY DEPOSIT.

               (a) On execution of this Sublease, Subtenant shall pay cash to Sublandlord in the amount of Five Hundred Thousand Dollars ($500,000) (the "Sublease Security Deposit"), as security for the full and faithful performance of Subtenant's obligations under this Sublease. If Subtenant defaults in its obligations under this Sublease after the expiration of applicable notice and cure periods (if any), Sublandlord may use or apply all or any part of the Sublease Security Deposit to cure the default or to compensate Sublandlord for its damages and expenses resulting from the default, in which event, Subtenant shall promptly deposit with Sublandlord the sum necessary to restore the Sublease Security Deposit to the full amount set forth above. Upon termination of this Sublease, Sublandlord shall return the balance of the Sublease Security Deposit to Subtenant, less the amount of the Furniture Purchase Price payable by Subtenant under Paragraph 17 below. Sublandlord shall be entitled to commingle the Sublease Security Deposit with its general funds. Subtenant shall have no right to interest on the Sublease Security Deposit.


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               (b) In lieu of the cash to be posted by Subtenant as the Sublease
Security Deposit under Paragraph 4.2 of this Sublease, Subtenant may deliver to Sublandlord (either upon execution of this Sublease or thereafter when Subtenant is not in default hereunder, after expiration of any applicable notice and cure period) a clean, irrevocable letter of credit (the "Letter of Credit") issued in favor of Sublandlord by a reputable bank reasonably satisfactory to Sublandlord (the "Issuing Bank"). The Letter of Credit shall: (i) have a maturity date not less than one (1) year from the date of issuance; (ii) require the Issuing Bank to provide notice to Sublandlord of the scheduled expiration date not less than thirty (30) days nor more than forty-five (45) days before the scheduled expiration of the Letter of Credit; (iii) permit full or partial drawings to be made by Sublandlord at any time before expiration; (iv) require the Issuing Bank to pay on the Letter of Credit upon Sublandlord's presentation thereof, together with a sight draft and a statement signed by Sublandlord certifying that, under the provisions of this Sublease, Sublandlord is entitled to draw upon the Letter of Credit; and (v) be assignable by Sublandlord to any entity which may succeed to Sublandlord's interest under this Sublease. If the Letter of Credit is due to expire before the date the Sublease Term is scheduled to end and the Issuing
Bank has not issued and Subtenant has not delivered to Sublandlord, at least thirty (30) days before the expiration of the Letter of Credit, a new Letter of Credit meeting all of the requirements stated above (except that the expiration date of the new Letter of Credit need not extend beyond the scheduled expiration of the Sublease Term), then Sublandlord may draw down the entire amount of the expiring Letter of Credit and retain such amount as the cash Sublease Security Deposit under Paragraph 4.2 above; provided that Subtenant may thereafter deliver to Sublandlord a new Letter of Credit to replace the expired one and, provided Tenant is not then in default (after expiration of any applicable notice and cure period), Sublandlord will accept the new Letter of Credit and refund to Subtenant the cash Sublease Security Deposit. If Subtenant defaults in the performance of its obligations under this Sublease (after expiration of any applicable notice and cure period), Sublandlord shall have the right to draw down the Letter of Credit, in whole or in part, to the extent required in Sublandlord's reasonable judgment to cure Subtenant's default or to compensate Sublandlord for all damages resulting from Subtenant's default, and to use, retain or apply the funds thereupon obtained by Sublandlord in the manner permitted under Paragraph 4.2 above. If Sublandlord draws down the Letter of Credit and uses, retains or applies all or a portion of the funds received therefrom to cure Subtenant's default or to compensate Sublandlord for damages resulting from Subtenant's default, Subtenant shall, within ten (10) days after written demand, either cause the Issuing Bank to restore the Letter of Credit to the full amount or deposit with Sublandlord cash in an amount sufficient to restore the funds held by Sublandlord (together with any remaining balance of the Letter of Credit) to the full amount of the Sublease Security Deposit. If Subtenant delivers to Sublandlord a new Letter of Credit to replace the one Sublandlord has drawn down, provided Tenant is not then in default (after expiration of any applicable notice and cure period), Sublandlord will accept the new Letter of Credit and refund to Subtenant the cash Sublease Security Deposit.

        5.     CONDITION OF PREMISES.

               (a) Sublandlord shall, upon tender of possession, remove from the Premises all personal property other than the Furniture and deliver the Premises in a broom clean condition, with all improvements for which Sublandlord is responsible under the Master Lease in good operating condition. Except as otherwise expressly provided in this Sublease, Sublandlord subleases the



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Premises to Subtenant, and Subtenant agrees to accept the Premises, in their presently existing condition, "AS-IS" and "WITH ALL FAULTS," and Sublandlord shall have no duty to perform any repairs, alterations or additions to the Premises to ready the same for Subtenant's occupancy. Subtenant shall be deemed conclusively to have acknowledged that the Premises are in the condition required by this Sublease unless Subtenant gives written notice to Sublandlord during the Early Possession Period describing in reasonable detail any conditions in the Premises that Subtenant contends are not as required by this Sublease.

               (b) At the beginning of the Early Possession Period, the Premises will be in good condition and all Building operating systems serving the Premises will be in good working condition, including, but not limited to, the heating, ventilating, air conditioning, electrical, roof and plumbing systems, and the Premises shall otherwise be in the same condition as exists on the date of this Sublease. Subtenant shall notify Sublandlord in writing of any malfunctioning of the Building systems and Sublandlord shall use commercially reasonable efforts to cause Landlord to undertake corrective action.

               (c) As used herein, the "ADA" refers to the Americans With Disabilities Act of 1990, as amended, and state and local laws and ordinances governing accessibility to public accommodations by disabled persons. Subtenant has engaged a licensed architect to survey the Premises for compliance with the ADA and Subtenant's architect has identified the work specified in Exhibit 2 to this Sublease as being necessary to bring the Premises into compliance with the ADA. Prior to the commencement of the Early Possession Period Sublandlord shall complete the work described in Exhibit 2. As between Sublandlord and Subtenant, Subtenant shall be responsible for any further work as may be required during the Sublease Term to comply with the ADA.

        6. SUBORDINATION TO MASTER LEASE. This Sublease shall be subject and subordinate to all of the terms, covenants and conditions of the Master Lease, and Landlord shall have all rights in respect of the Master Lease and the Premises as set forth therein. Those obligations which are imposed on Sublandlord under the Master Lease and agreed to be performed by Subtenant under this Sublease are referred to as the "Transferred Obligations." Without limiting the specific covenants of this Sublease, Subtenant shall at all times observe and perform the Transferred Obligations in respect to the Premises so as to avoid any default under the Master Lease.

        7.     INCORPORATION OF MASTER LEASE.

               (a) Subject to the exclusions, limitations and modifications set forth in this Sublease, the terms, covenants and conditions of the Master Lease are incorporated in this Sublease by reference so that, except to the extent that they are excluded, limited or otherwise modified by the provisions of this Sublease for the purpose of incorporation by reference, each and every term, covenant and condition of the Master Lease binding or inuring to the benefit of the Landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord, and each and every term, covenant and condition of the Master Lease binding or inuring to the benefit of the Lessee thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this


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

Sublease, and as if the words "Lessor" and "Lessee," or words of similar import, wherever the same appear in the Master Lease, were construed to mean, respectively, "Sublandlord" and "Subtenant" in this Sublease, and as if the word "Lease," or words of similar import, wherever the same appear in the Master Lease, were construed to mean this "Sublease." Subtenant represents that it has examined, read and is thoroughly familiar with the terms, covenants and conditions of the Master Lease, and accepts those terms, covenants and conditions and obligations thereof which have been incorporated herein.

               (b) The following provisions of the Master Lease are not incorporated as a part of this Sublease and are expressly excluded herefrom (except insofar as the same may be referenced elsewhere in this Sublease for purposes of identification or definition of certain matters): Articles 1 through 5, the first grammatical paragraph only of Section 13(f), Article 53, Addenda 1 through 10, Addendum 16, Exhibit C and the First Amendment.

               (c) The following limitations shall apply to the interpretation and enforcement of the incorporated terms, covenants and conditions of the Master Lease:

                      (i) Wherever the term "Premises" appears in the Master Lease, it shall be incorporated into this Sublease only to the extent it refers to the Premises demised by this Sublease and shall not apply to the Additional Premises demised by the Master Lease.

                      (ii) The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the Lessee thereunder, or for the exercise by the Lessee thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by two
(2) business days, so that in each instance Subtenant shall have two (2) business days less time to observe or perform hereunder than Sublandlord has as the Lessee under the Master Lease. Notwithstanding the foregoing, the time limit in the eighteenth line of Article 12 shall be changed to two (2) days, and the time limit in the sixth line of Article 40(a) shall remain three (3) business days.

                      (iii) Any non-liability, release, indemnity or hold harmless provision, and any provisions pertaining to waiver of subrogation rights and or the naming of a party under an insurance policy, in the Master Lease for the benefit of Landlord which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord and Landlord, for the purpose of incorporation by reference in this Sublease.

                      (iv) Any right of the Landlord for access or inspection and any right of the Landlord under the Master Lease to do work in the Premises or in the Building or in the Common Area shall be deemed to inure to the benefit of both Sublandlord and the Landlord, for the purpose of incorporation by reference in this Sublease.

                      (v) If any of the express provisions of this Sublease conflict with any of the provisions incorporated by reference such conflict shall be resolved in every instance in favor of the express provisions of this Sublease. If any incorporated provision of the Master Lease cross-


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
references a provision of the Master Lease which is not incorporated in this Sublease, such cross-referenced Master Lease provision shall be disregarded except to the extent required for a fair and equitable interpretation of the incorporated Master Lease provision.

                      (vi) Any obligation of Sublandlord which is contained in this Sublease by the incorporation by reference of the provisions of the Master Lease shall be observed or performed by Sublandlord using reasonable good faith efforts to cause the Landlord under the Master Lease to observe and/or perform the same, and Sublandlord shall have a reasonable time do so after written notice from Subtenant specifying with reasonable particularity the deficiency in Landlord's performance under the Master Lease. Sublandlord shall not be required to furnish, supply, install, maintain or repair anything under any provision of the Master Lease. Subtenant shall not in any event have any rights in respect of the Premises greater than Sublandlord's rights under the Master Lease, and notwithstanding any provision to the contrary, as to obligations that pertain to the Premises and Common Area and are part of this Sublease by the incorporation by reference of provisions of the Master Lease, Sublandlord shall not be required to make any payment or to perform any obligation, and Sublandlord shall have no liability to Subtenant for any matter whatsoever, except for Sublandlord's obligation to pay the Underlying Rent and to use reasonable good faith efforts, upon request of Subtenant, to cause the Landlord to observe and/or perform Landlord's obligations under the Master Lease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord. Subtenant hereby expressly waives the provisions of any statute, ordinance or judicial decision which would give Subtenant rights to make repairs at the expense of Sublandlord. The foregoing notwithstanding: (A) Sublandlord will furnish to Subtenant, promptly after receipt of same from Landlord, a copy of the Lessor's Statement called for in the fourth grammatical paragraph of Article 7(b) of the Master Lease, and credit any overpayment of Excess Expenses as provided therein to the extent such overpayment of Excess Expenses has been credited by Landlord to Sublandlord; (B) under the second grammatical paragraph of Article 8(b) of the Master Lease, Sublandlord will give notice within thirty (30) days after receipt of Subtenant's written notice of objection whether Sublandlord will enforce the use restriction or permit a change in use, as contemplated therein; (C) Sublandlord and Subtenant each agree to be bound to the other by the waiver of subrogation in Article 15 of the Master Lease; (D) Sublandlord and Subtenant each agree to be bound to the other under Article 43 of the Master Lease; (E) the two (2) grace periods in Addendum 19 of the Master Lease shall be applicable to Subtenant's monetary obligations under this Sublease; and (F) Sublandlord also shall be bound by the restrictions set forth in Addendum 20 to the Master Lease.

                      (vii) With respect to any approval or consent required to be obtained from Landlord under the Master Lease, such approval or consent must be obtained from both Landlord and Sublandlord. Any approval or consent required of Sublandlord conclusively shall be deemed reasonably withheld if approval or consent also is required of the Landlord, and Landlord withholds Landlord's approval or consent.

               (d) Subtenant shall fully perform all of the Transferred Obligations and shall indemnify, defend, protect, and hold harmless Sublandlord from any and all liability, damages,


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

liabilities, claims proceedings, actions, demands and costs (including reasonable attorneys' fees) resulting, directly or indirectly, from Subtenant's failure to perform the Transferred Obligations.

               (e) Without limiting the generality of the foregoing, for purposes of incorporating the terms, covenants and conditions of the Master Lease into this Sublease, the following provisions of the Master Lease are amended as follows:

                      (i) Under Article 7 and Addendum 11 of the Master Lease, Sublandlord shall be entitled to rely on any statement or estimate from Landlord regarding the calculation and payment of Additional Rent (including, without limitation, any calculation of Lessee's Percentage Share of Excess Expenses) and shall be under no duty to verify the same.

                      (ii) Under Article 16 and Addendum 16 of the Master Lease, Sublandlord shall only be required, after written request by Subtenant, to use reasonable good faith efforts to cause Landlord to maintain the insurance required of Landlord.

                      (iii) Under Article 11 of the Master Lease, Sublandlord shall only be required, after written request by Subtenant, to use reasonable good faith efforts to cause Landlord to perform the maintenance and repair obligations thereunder.

                      (iv) Under Article 17 and Addendum 17 of the Master Lease, Sublandlord shall only be required, after written request by Subtenant, to use reasonable good faith efforts to cause Landlord to furnish the utilities and services called for thereunder.

                      (v) Under Article 13 and Addendum 15 of the Master Lease, all profit or additional consideration from any assignment or sublease shall be paid to Landlord, and the determination of the amount to be paid shall be determined in accordance with the Master Lease.

                      (vi) Under Article 28 of the Master Lease, upon surrender of the Premises at the expiration of the Sublease Term or the earlier termination of this Sublease, Subtenant shall return the Premises to Sublandlord in the same condition as existed upon delivery of the Premises to Subtenant, prior to the construction of any alterations or improvements as may be made by Subtenant; provided, however, that Subtenant shall not be required to remove any such alterations or improvements if Landlord agrees in writing to waive its right to require Sublandlord to remove such any alterations or improvements upon surrender of the Premises to Landlord.

                      (vii) Under Article 19 of the Master Lease, the Rent payable during any holding over without the consent of Sublandlord and Landlord shall be one hundred fifty percent (150%) of the Basic Rent.

                      (viii) Under Article 33 of the Master Lease, Sublandlord's notice address shall be as provided adjacent to Sublandlord's signature below, or at such other address as Sublandlord may from time to time designate in writing; and Subtenant's notice address shall be as provided adjacent to Subtenant's signature below, provided that after Subtenant takes occupancy of


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

the Premises, notices shall be sent to Subtenant at the address of the Premises. Any notice required or permitted under this Sublease shall be deemed to have been delivered upon actual receipt or upon refusal of delivery. Notices under this Sublease shall be permitted to be transmitted by overnight courier service, in addition to the other methods permitted under the Master Lease. Neither Sublandlord nor Subtenant shall be required to send facsimile copies of notices which are personally delivered or mailed.

                      (ix) For purposes of clarification, and without limiting the general intentions expressed elsewhere in this Sublease, it is agreed that:
(A) references to "Base Rent" and "Rentals" shall be deemed to refer, respectively, "Basic Rent" and "Rent;" (B) references in the following articles and sections of the Master Lease to "Lessor" shall be deemed to refer to "Landlord" only (except that Sublandlord also shall enjoy the full benefit of any exculpation, waiver, release, indemnity or like provisions contained therein): 7(b)(i), 7(b)(ii), 16(d), 17, 18, 20 (the fifth sentence only), 21, 24
(except the last sentence of the first paragraph), 26, 29 (the second and third sentences only), 30, 44, 54, 56 and 63 ), Addendum 18 and Exhibit D; (C) with respect to Subtenant's indemnity obligation under the third paragraph of Article 14 of the Master Lease, the exception thereto for active negligence or willful misconduct shall apply to both Landlord and Sublandlord (meaning that the active negligence or willful misconduct of one shall affect Subtenant's indemnity obligation to both); (D) Subtenant's obligation to pay Excess Expenses shall be limited to its obligation to pay Excess Expenses as set forth in Paragraph 3(b) of this Sublease; (E) Subtenant's obligation pay taxes allocable to the Tenant Improvements shall be limited to the extent to which such taxes exceed the amount payable therefor during the first twelve (12) months of the Sublease Term, and no such taxes shall be payable by Subtenant until after the first anniversary of the Commencement Date; (F) Sublandlord shall not unreasonably withhold its consent to a change in the use of the Premises (including, without limitation, in connection with a Transfer), provided Landlord unconditionally consents to such change in use; (G) Subtenant's obligations under Article 9 of the Master Lease shall be subject to Paragraph 5(c) of this Sublease; (H) provided Landlord unconditionally consents thereto, Sublandlord shall not unreasonably withhold its consent to any Alterations described in the last paragraph of Article 10(a); (I) Sublandlord's rights to enter the Premises shall be limited to reasonable entry to inspect the Premises and cure defaults of Subtenant under this Sublease, and Sublandlord shall not be entitled to retain a key to the Premises; (J) Sublandlord shall not exercise any rights of termination under Article 24 except with the prior written consent of Subtenant;
(K) the provisions of Article 42 of the Master Lease shall not apply to Sublandlord's performance of its obligations as Lessee under the Master Lease;
(L) upon written request by Subtenant, and at Subtenant's sole expense, Sublandlord shall conduct such inspection of Landlord's books and records as is allowed under Article 7(b) of the Master Lease and share the results of such inspection with Subtenant; and (M) Subtenant shall not be required to obtain the prior consent of Sublandlord to construct Alterations of the type described in Addendum 12 to the Master Lease.


        8. ASSIGNMENT AND SUBLETTING. Subtenant shall not assign this Sublease or sublet all or any part of the Premises, or hypothecate or otherwise encumber its interest under this Sublease, or allow any other person or entity to use or occupy all or any part of the Premises, except with the prior written consent of Sublandlord. Sublandlord will not unreasonably withhold its consent to an assignment of this Sublease or a further subletting of all or any part of the Premises; provided, however, that it shall be conclusively deemed reasonable for Sublandlord to withhold such consent where Landlord fails or refuses to give any corresponding consent required under the Master Lease. Notwithstanding the foregoing, Subtenant shall have the right to assign or sublet any part or all of the Premises to (a) an entity controlling, controlled by, or under common control with, Subtenant, (b) an entity which results from a merger, consolidation or other non-bankruptcy business reorganization of Subtenant or
(c) an entity which acquires all or substantially all of the stock or assets of Subtenant as a going concern, provided, however, that prior to any assignment or subletting under clauses (a) through (c) above, Subtenant must give to Sublandlord written notice of Subtenant's intent to effect such transfer and Landlord must have granted its unconditional consent thereto in writing.

        9. BROKERAGE. Sublandlord has been represented in the negotiation of this Sublease by BT Commercial and Subtenant has been represented by CRESA Partners, LLC, (formerly known as Catalyst Real Estate Group). Subject to obtaining Landlord's consent to this Sublease, Sublandlord shall pay a commission pursuant to a separate agreement between Sublandlord and BT Commercial, which shall in turn compensate CRESA Partners. Each party warrants and represents to the other that such party has not retained the services of any real estate broker, finder or any other person (other than the brokers named in the two preceding sentences) whose services would form the basis for any claim for any commission or fee in connection with this Sublease or the transactions contemplated hereby. Each party agrees to save, defend, indemnify and hold the other party free and harmless from any breach of its warranty and representation as set forth in the preceding sentence, including the other party's attorneys' fees.

        10. SUBLANDLORD'S OBLIGATIONS. So long as Subtenant is not in default under this Sublease (after the expiration of any applicable notice or cure period), Sublandlord shall observe, perform and discharge those obligations which are imposed on the Lessee under the Master Lease and are not Transferred Obligations under this Sublease. However, except as expressly provided in this Sublease, Sublandlord shall have no obligations to Subtenant with respect to the Premises or the performance by Landlord of any obligations of the Lessor under the Master Lease.

        11.    EARLY TERMINATION OF MASTER LEASE.

               (a) If the Master Lease terminates prior to the scheduled expiration of the Sublease Term, Sublandlord shall have no liability to Subtenant unless termination of the Master Lease is due to Sublandlord's default thereunder, and such default is not caused by Subtenant's failure to timely and fully observe, perform and discharge its obligations under this Sublease (including, without limitation, the Transferred Obligations) or Sublandlord's material default under this Sublease. Where the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall exercise such right only with the prior written consent of Subtenant and, subject only to such consent requirement, the termination of this Sublease as a consequence of Sublandlord's exercise of any right to terminate the Master Lease shall not lead to any liability on Sublandlord's part.

               (b) Without limiting any other right or remedy of Subtenant under this Sublease, if Landlord seeks to terminate the Master Lease due to a default by Sublandlord, which default is not attributable to Subtenant's failure to fully observe, perform and discharge its obligations under this Sublease (including, without limitation, the Transferred Obligations), Sublandlord shall use its reasonable good faith efforts to maintain the Master Lease in full force and effect and to avoid forfeiture thereof, and shall take all action as may reasonably be required to reinstate the Master Lease and/or to claim and pursue any right of redemption or relief from forfeiture of the Master Lease to which Sublandlord may be entitled at law or in equity.

        12. CONSENT OF LANDLORD. If Subtenant desires to take any action which requires the consent of Landlord pursuant to the terms of the Master Lease, including, without limitation, the making of any Alterations, then, notwithstanding anything to the contrary herein, (a) Sublandlord, independently, shall have the same rights of approval or disapproval as Landlord has under the Master Lease, (b) Subtenant shall not take any such action until it obtains the consent of both Sublandlord (whose consent shall not be unreasonably withheld, except as otherwise expressly provided in this Sublease) and Landlord, and (c) Subtenant shall request that Sublandlord obtain Landlord's consent on Subtenant's behalf and Sublandlord shall use commercially reasonable efforts to obtain such consent, unless Sublandlord and Landlord agree that Subtenant may contact Landlord directly with respect to the specific action for which Landlord's consent is required.

        13. NO THIRD PARTY RIGHTS. Except as otherwise expressly provided herein, the benefit of the provisions of this Sublease is limited to Sublandlord and Subtenant and to their successors and assigns. No third party shall be construed to have any rights as a third party beneficiary with respect to any of the provisions of this Sublease. Subtenant acknowledges, however, that under
Article 13(c) of the Master Lease Landlord may require Subtenant to execute an Assumption Agreement as a condition to Landlord's consent to this Sublease. Subtenant shall not unreasonably refuse to execute such Assumption Agreement, even though the same may make Landlord a third party beneficiary of this Sublease.

        14. LANDLORD'S CONSENT TO SUBLEASE. This Sublease is subject to the consent of the Landlord. Sublandlord and Subtenant shall use commercially reasonable efforts to obtain the consent of Landlord to this Sublease as soon as reasonably possible following execution of this Sublease. At Subtenant's election, Landlord's consent shall include: (a) Landlord's agreement to give Subtenant notice of any material default by Sublandlord under the Master Lease and the right to cure any such default; (b) Landlord's waiver of subrogation for Subtenant's benefit, comparable to that found in Article 15 of the Master Lease; and (c) Landlord's approval of Subtenant's installation of the signage described in Exhibit 6 to this Sublease. In the event that Landlord's consent is not obtained within twenty (20) days following the submittal of this Sublease by Sublandlord to Landlord for consent, each of Sublandlord and Subtenant shall have the right to terminate this Sublease by providing written notice of termination to the other. Unless exercised prior thereto, this right of termination hereunder shall expire upon the delivery to Subtenant of Landlord's consent. For purposes of this paragraph, Landlord's consent shall be deemed to have been given as of the date when Landlord's unconditional consent to this Sublease has been obtained, or, in the event such consent is conditional, the date upon which such conditions have been fully satisfied or waived by Landlord.

        15. COUNTERPARTS. This Sublease may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

        16. STATUS OF LEASE. Sublandlord hereby represents and warrants to Subtenant that (i) the Master Lease attached hereto as Exhibit 3 has been executed and delivered by Master Landlord and Sublandlord and constitutes the entire agreement of the parties thereto relating to the lease of the Premises,
(ii) no default or breach by Sublandlord or, to the best of Sublandlord's knowledge, by Landlord, exists under the Lease, (iii) no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or breach by Sublandlord or, to the best of Sublandlord's knowledge, by Landlord under the Lease, and (iv) subject to receipt of Landlord's written consent hereto, Sublandlord has the right and power to execute and deliver this Sublease and to perform its obligations hereunder. Sublandlord shall not, except with the prior written consent of Subtenant, terminate the Master Lease or take any action that gives rise to a right of termination thereof by Landlord. Furthermore, so long as Subtenant is not in default hereunder (after any applicable notice and cure period), Sublandlord shall not, except with the prior written consent of Subtenant, modify or amend the Master Lease, or make any elections or give any consent under the Master Lease in such a manner as to materially adversely affect the rights or obligations of Subtenant under this Sublease.

        17. PURCHASE OF FURNITURE. Sublandlord agrees to sell and Subtenant agrees to purchase the furniture described in Exhibit 4 to this Sublease (the "Furniture"), effective at the commencement of the Early Possession Period. The sale and purchase of the Furniture is on an "AS IS" and "WITH ALL FAULTS" basis, and is conditioned only upon the receipt of Landlord's consent to this Sublease. Subtenant shall pay to Sublandlord $420,000 for the Furniture (the "Furniture Purchase Price"), which shall be due and payable upon demand by Sublandlord. Provided Subtenant is not in material default under this Lease (after any applicable notice or cure period, including, without limitation, the statutory three (3) day notice period or other notice period required by statute in order to terminate the Sublease), Sublandlord shall make no demand for payment of the Furniture Purchase Price until the expiration of the Sublease Term or the earlier termination of this Sublease. Subtenant authorizes Sublandlord, at Sublandlord's election, to use and apply so much of the Security Deposit as may be needed in payment of the Furniture Purchase Price. Upon payment in full of the Furniture Purchase Price, provided Subtenant is not otherwise in default under this Sublease, and provided further that Subtenant first deposits with Sublandlord the sum necessary (if any) to restore the Sublease Security Deposit to the full amount of Five Hundred Thousand Dollars ($500,000), Sublandlord shall convey title to the Furniture pursuant to a Bill of Sale in the form attached as Exhibit 5 to this Sublease. Beginning with the commencement of the Early Possession Period and continuing throughout the Sublease Term, Subtenant shall (i) insure the Furniture, through a qualified insurer reasonably acceptable to Sublandlord, against loss or damage under an "all risk" policy providing coverage for the full replacement cost of the Furniture and naming Sublandlord as loss payee, (ii) maintain the Furniture in good condition and repair, (iii) not dispose of Furniture having a value in excess of

$42,000 except with Sublandlord's consent (which may be granted or withheld in Sublandlord's sole discretion), (iv) not remove the Furniture from the Premises except upon not less than ten (10) days prior notice to Sublandlord and then only to a secure location identified in Subtenant's notice, and (v) bear all risk of loss to the Furniture. Subtenant shall provide satisfactory evidence of the insurance coverage required under the preceding clause (i) at the beginning of the Early Possession Period and thereafter within ten (10) days after Sublandlord's written request therefor. If requested by Sublandlord, Subtenant shall execute, acknowledge and deliver such further documents and instruments (including, without limitation, a security agreement and UCC-1 financing statement) as may be required to fully secure and protect Sublandlord's interest in the Furniture. Sublandlord shall deliver possession of the Furniture to Subtenant on the Early Possession Date in substantially the same condition as exists on the date hereof.

        18. SUBTENANT'S SIGNAGE. Subject to obtaining Landlord's prior written consent thereto, Subtenant may install the signage described in Exhibit 6 to this Sublease. Subtenant shall install such signage strictly in accordance with applicable legal requirements, and shall be responsible for removing such signage (and repairing any damage caused by such installation and removal) at the expiration of the Sublease Term or the earlier termination of this Sublease. All costs of installing, maintaining and removing Subtenant's signage (and of repairing any damage resulting therefrom) shall be borne solely by Subtenant.

        19. PRORATION OF RENT; PAYMENT OF EXCESS EXPENSES. If the Commencement Date is a day other than the first day of a calendar month or if the Sublease Term expires or this Sublease terminates on a day other than the last day of a calendar month, all Rent shall be prorated appropriately. In no event shall Subtenant's obligation to pay Excess Expenses exceed the amount attributable to the Premises and payable by Sublandlord under the Master Lease. Subtenant shall be entitled to all credits, if any, given by Landlord to Sublandlord where such credits are for overpayment of Excess Expenses attributable to the Premises for periods after the first anniversary of the Commencement Date.

        20. SUBLANDLORD'S DEFAULT. Sublandlord shall not be in default under this Sublease for failure to perform those obligations which are imposed on the Lessee under the Master Lease, but which Subtenant has not agreed to perform under this Sublease, unless such failure continues for more than thirty (30) days after Subtenant gives Sublandlord written notice specifying with reasonable particularity the obligations which remain unperformed (the "Correction Period"); provided, however, that (a) if such failure of performance cannot be corrected within thirty (30) days, the Correction Period shall be extended for such additional time as is reasonably required, where Sublandlord commences appropriate corrective action within such thirty (30) day period and thereafter proceeds diligently to complete such action, and (b) if such failure of performance poses a material risk of harm to persons or property, violates any laws enacted specifically to protect public health or safety, or threatens the forfeiture of the Master Lease, then such Correction Period shall be reduced to such shorter period as allows Sublandlord a reasonable time to perform. If Sublandlord is in default under this Sublease, Subtenant shall be entitled to cure such default and to collect from Sublandlord promptly following written demand therefor (which demand shall be accompanied by appropriate evidence of Subtenant's expenditures) all amounts reasonably expended by Subtenant in curing Sublandlord's default. Subtenant's right to cure Sublandlord's default under this Paragraph 20 is in addition to Subtenant's right to pay Landlord delinquent amounts of Underlying Rent under Paragraph 3(d) of this Sublease.

        21. CONSENT AND APPROVALS. Except as otherwise expressly provided in this Sublease: (i) whenever consent or approval of either party is required, such party shall not unreasonably withhold, condition or delay such consent or approval; (ii) whenever either party is permitted to make a judgment, form an opinion or exercise discretion in taking any action or making any determination, the party shall employ commercially reasonable standards in so doing; and (iii) where performance is to be made to a party's satisfaction, an objective and reasonable standard shall be employed in regard to such performance. Subtenant acknowledges that Sublandlord may reasonably withhold its consent where any corresponding consent of Landlord under the Master Lease is not forthcoming, without regard to whether Landlord's withholding of consent is reasonable.

        22. PERFORMANCE UNDER MASTER LEASE. Sublandlord shall fully perform all of its obligations imposed on it as Lessee under the Master Lease to the extent Subtenant has not expressly agreed to perform the same under this Sublease. Sublandlord, with respect to the obligations of Landlord under the Master Lease, shall use Sublandlord's diligent, good faith efforts to cause Landlord to perform such obligations for the benefit of Subtenant. Such diligent, good faith efforts shall include: (a) upon Subtenant's written request, immediately notifying Landlord of its non-performance under the Master Lease, and requesting that Landlord perform its obligations under the Master Lease; and (b) provided Subtenant is not in default (after any applicable notice or cure period) permitting Subtenant to commence a lawsuit or other action in Subtenant's name to obtain the performance required from Landlord under the Master Lease; provided, however, that if Subtenant commences a lawsuit or other action, Subtenant shall pay all costs and expense incurred in connection therewith, and Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, any and all liabilities arising therefrom and all reasonable costs and expenses (including, without limitation, attorneys fees and court costs) incurred by Sublandlord in connection therewith. Sublandlord may require, prior to the commencement of any litigation against Landlord, that Subtenant post with Sublandlord such additional security as Sublandlord reasonably may require to assure the full performance of Subtenant's indemnity obligations hereunder.

        IN WITNESS WHEREOF, the parties have executed this Sublease on the dates set forth adjacent to the signatures below, with the last such date being the date to be inserted at the beginning hereof as the date of this Sublease.


ADDRESS:                                     SUBLANDLORD:

(Before the Commencement Date)
1900 South Norfolk St., Ste. 110             INKTOMI CORPORATION,
San Mateo, CA 94403                          a Delaware corporation
Attn.: Director of Facilities


(After the Commencement Date)                By: /s/ [Signature Illegible]
4100 Third Avenue                              -------------------------------
Foster City, CA 94404                        Its:
Attn.: Director of Facilities                    -----------------------------

                                             By: /s/ [Signature Illegible]
                                                -------------------------------
                                             Its:
                                                 ------------------------------

                                             Date:                  , 1999
                                                  ------------------

ADDRESS:                                     SUBTENANT:
(Before the Commencement Date)               EPIPHANY MARKETING SOFTWARE, INC.,
2300 Geng Rd.                                a Delaware Corporation
Palo Alto, CA 94303
Attn: Chief Financial Officer

                                             By: Roger Siboni
                                                -------------------------------

(After the Commencement Date)                Its:  CEO
At the Premises                                  ------------------------------
Attn: Chief Financial Officer


                                             By:
                                                -------------------------------
                                             Its:
                                                 ------------------------------

                                             Date:   May 5          , 1999
                                                  ------------------